Exhibit 99.1

SJW Group and Connecticut Water Service File New Merger Approval Application

with Connecticut Public Utilities Regulatory Authority

Demonstrates the Combination is in the Public Interest and Delivers

Immediate, Quantifiable and Significant Benefits for All Stakeholders

Responsive to PURA’s Previous Concerns,

Provides Binding Commitments to Meet the Regulatory Standard for Approval

Establishes Optimal Structure to Ensure Fulfillment of Commitments

Combined Company will be a Leading Water Utility with Financial Strength, Local Operations, Resources and Scale to Deliver Significant Benefits to Stakeholders Across Entire Company

San Jose, Calif. & Clinton, Conn. – April 3, 2019 – SJW Group (NYSE: SJW) (“SJW Group”) and Connecticut Water Service, Inc. (NASDAQ: CTWS) (“Connecticut Water”) today announced that they have jointly filed a new application with the Connecticut Public Utilities Regulatory Authority (“PURA”) for approval of the merger of SJW Group and Connecticut Water. The new application offers a comprehensive set of commitments and additional supporting evidence that the companies believe are responsive to PURA’s previous concerns, demonstrate that their combination is in the public interest and show that the combination will deliver immediate, quantifiable and significant benefits to all of Connecticut Water’s stakeholders.

“As a leading water utility, the combined company will have the financial strength, scale, resources and sharing of best practices to ensure families and communities will continue to have safe and reliable water service across all of our operations and that we deliver the significant benefits of the transaction to our constituents in our local service areas in California, Connecticut, Maine and Texas,” said Eric Thornburg, Chairman, President and Chief Executive Officer of SJW Group. “We believe that the new application demonstrates how our combination with Connecticut Water is in the public interest. The comprehensive commitments in our application will maintain the very best of Connecticut Water while also enhancing local service and delivering customer benefits as part of the SJW Group with increased access to expertise and resources.”

“The new application we have submitted to PURA – with its extensive and binding commitments – ensures that Connecticut Water’s combination with SJW Group will provide immediate and long-term customer benefits, protect jobs, support economic development, advance important environmental goals and serve the interests of our employees, customers and local communities in Connecticut,” said David Benoit, President and Chief Executive Officer of Connecticut Water. “In addition, the new application has governance provisions that will support continued local control and protect the financial integrity of the Connecticut utilities.”

The new application includes immediate customer benefits in the form of a bill credit for customers, including municipalities, for one year, as well as a general rate case stayout, which means no new base rates will take effect in Connecticut prior to January 1, 2021. Also, the Connecticut utilities will not seek recovery in rates for these customer rate benefits, the merger premium or other costs incurred in connection with the combination.

The new application, with details of the 72 binding commitments, is publicly available on the SJW Group/Connecticut Water merger website at https://www.sjw-ctws.com/. The complete application with all of the supporting testimony and exhibits will be available on the PURA website at https://www.ct.gov/pura/site/default.asp once a docket number is assigned by PURA.

Public Interest and Local Benefits

The new application contains commitments and benefits that exceed those provided in prior Connecticut proceedings, as detailed in testimony filed by a leading industry expert with the new application. Examples of these commitments and benefits include:

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Job protection and creation in Connecticut: There will be no layoffs as a result of the merger, and for at least three years following closing, Connecticut Water’s Connecticut utilities will maintain their current staffing level of 221 employees. Continued capital investments supported by constructive recovery mechanisms under the Water Infrastructure and Conservation Adjustment (“WICA”) program will be made with a sustainable replacement cycle of at least 1% of pipe per year. Based on an analysis by the Bureau of Economic Analysis, it is expected that the level of investment by the Connecticut utilities will support 67 additional jobs in all sectors in the State of Connecticut from 2019 through 2021.

•

Local leadership to manage Connecticut Water’s operations in Connecticut: Customers and communities in Connecticut will continue to be served by the employees, management teams and operating centers they know and trust. Connecticut Water will maintain its headquarters in Connecticut, and its management team will continue to establish local priorities and respond to local conditions. The leadership of each local utility also will maintain its full authority to develop and implement the annual capital budgets to support local needs. There will be annual customer surveys to ensure the Connecticut utilities continue to maintain a high level of service for their customers with the results shared with PURA.

•

Continued focus on environmental stewardship and leadership, furthering the State of Connecticut’s water resource planning efforts and increasing energy efficiency: The Connecticut utilities will maintain responsible water resource management programs, will continue to promote water conservation for their customers and will implement technology to reduce the amount of water lost through water system leaks in Connecticut Water Company systems. Additionally, the Connecticut utilities will support the State’s energy strategy as they increase the proportion of class I renewable energy, identify measures that could reduce energy consumption and explore development of renewable energy projects in Connecticut.

Optimal Structure

The new application filed with PURA also outlines the structure the combined company will employ to safeguard its local operations, management teams and customers. This structure provides for:

•	Local boards for each of the Connecticut utilities with each board including a majority of independent directors and a majority of directors who reside in New England.

•	Financial and governance provisions for the utilities to ensure the continued financial strength and autonomy of the Connecticut utilities.

Additionally, SJW Group is confident that the combined company’s financial strength and capacity will enable continued investments in the infrastructure, operations and customer service of all of its utilities. SJW Group completed a successful equity raise in early December 2018 to help fund its purchase of Connecticut Water’s shares of common stock. The combined company will employ a conservative financing mix, which should allow it to obtain and maintain an attractive, strong investment grade credit rating of at least “A-” post-transaction completion.

Accountability

The commitments outlined in the new application filed with PURA, and the controls intended to implement them, are subject to PURA approval and will be binding and will not be modified without prior approval from PURA. Importantly, the combined company will establish rigorous reporting structures and protocols to ensure timely implementation and compliance with the commitments.

Financial Impact

The transaction is expected to generate high single digit percentage earnings per share accretion in the second full year post closing. This is based on estimated cost savings, current market conditions for the remaining debt issuance, and costs associated with the commitments detailed above, primarily the rate case stayout until 2021. Due principally to the stayout, SJW Group anticipates the transaction will be neutral to slightly dilutive in the first full year, excluding one-time transaction costs.

Regulatory Process

The regulatory review period in Connecticut is approximately 120 days from the date of filing. The companies plan to file a merger approval application with the Maine Public Utilities Commission (MPUC) in the second quarter of 2019. SJW Group and Connecticut Water also will continue to work with the California Public Utilities Commission (“CPUC”) in response to the CPUC’s Order Instituting Investigation (“OII”) of the combination. The CPUC recently suspended its OII pending a final decision by PURA.

Advisors

West Group Law PLLC and Brown Rudnick LLP are serving as local regulatory counsel to SJW Group and Murtha Cullina LLP is serving as local regulatory counsel to Connecticut Water. J.P. Morgan Securities LLC is serving as financial advisor to SJW Group, and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel. Wells Fargo Securities, LLC is serving as Connecticut Water’s financial advisor and Sullivan & Cromwell LLP as its legal counsel.

About SJW Group

SJW Group is a publicly traded holding company headquartered in San Jose, California. SJW Group is the parent company of San Jose Water Company, SJWTX, Inc. and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide water service to more than one million people in San Jose and nearby communities in California, and in Canyon Lake and nearby communities in Texas. SJW Land Company owns and manages commercial real estate investments.

About Connecticut Water Service, Inc.

Connecticut Water Service, Inc. is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the proposed transaction between SJW Group and Connecticut Water (the “Merger”) are not satisfied; (2) the risk that the regulatory approvals required for the Merger are not obtained at all, or if obtained, on the terms expected or on the anticipated schedule; (3) the risk that the California Public Utilities Commission’s (“CPUC”) investigation may cause delays in or otherwise adversely affect the Merger and that SJW Group may be required to consummate the Merger prior to the CPUC’s issuance of an order with respect to its investigation; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the Merger; (6) the ability of each party to meet expectations regarding timing, completion and accounting and tax treatments of the Merger; (7) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the Merger; (8) changes in demand for water and other products and services; (9) unanticipated weather conditions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the facilities, operations, financial condition, results of operations and reputation of SJW Group or Connecticut Water; (11) risks that the Merger disrupts the current plans and operations of SJW Group or Connecticut Water; (12) potential difficulties by SJW Group or Connecticut Water in employee retention as a result of the Merger; (13) unexpected costs, charges or expenses resulting from the Merger; (14) the effect of the pendency of the Merger on business relationships, operating results, and business generally, including, without limitation, competitive responses to the Merger; (15) risks related to diverting management’s attention from ongoing business operations of Connecticut Water or SJW Group; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SJW Group’s overall business, including those more fully described in its filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and to Connecticut Water’s overall business, including those more fully described in its filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and none of SJW Group, its management, Connecticut Water or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Contacts

SJW Group

Investors

Andrew Walters

Chief Administrative Officer, SJW Group

408-279-7818, andrew.walters@sjwater.com

Media

Jayme Ackemann

Director of Corporate Communications, SJW Group

408-918-7247, Jayme.Ackemann@sjwater.com

Abernathy MacGregor

Chuck Dohrenwend, 212-371-5999, cod@abmac.com

Nazan Riahei, 213-630-6550, nkr@abmac.com

Connecticut Water

Daniel J. Meaney, APR

Director, Corporate Communications

860-664-6016

dmeaney@ctwater.com

Joele Frank, Wilkinson Brimmer Katcher

Barrett Golden / Joseph Sala

212-355-4449